UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2009

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 13, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”):

•	approved the annual base salaries of the Company’s principal executive officer, principal financial officer and other named executive officers, to be effective as of March 1, 2009;

•

established the target award amounts for the Company’s fiscal year ending February 28, 2010 (“FY2010”) for the Company’s principal executive officer, principal financial officer and other named executive officers under the Company’s Executive Variable Compensation Plan (“EVCP”);

•	established the financial performance objectives that will be used to determine the cash award amounts for the Company’s executive officers for FY2010 under the EVCP;

•

approved a form of Performance Share Unit Agreement (the “FY10 PSU Agreement”) for use with grants of performance share units (“PSUs”) to executive officers in FY2010 under the Red Hat, Inc., 2004 Long-Term Incentive Plan, as Amended and Restated; and

•	adopted a Clawback Policy, to be effective as of June 1, 2009 for incentive compensation approved and awarded after that date.

Executive Base Salaries

The annual base salaries for the Company’s principal executive officer, principal financial officer and other named executive officers, as approved by the Committee, are set forth on Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”). Due to current economic conditions, the Committee decided to maintain base salaries at the levels paid during the Company’s fiscal year ending February 28, 2009, until these conditions improve.

FY2010 Target Award Amounts under the EVCP

The target award amounts for FY2010 for the Company’s principal executive officer, principal financial officer and other named executive officers under the EVCP, as approved by the Committee, are set forth on Exhibit 99.1 to this Form 8-K.

For a discussion of the EVCP, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2007 (the “May 2007 Form 8-K”).

FY2010 Performance Objectives under the EVCP

As approved by the Committee, the financial performance objectives for FY2010 under the EVCP for each eligible participant are (a) a specified dollar amount of total revenues, (b) a specified dollar amount of cash flow from operations plus excess tax benefits from share-based payment arrangements and (c) a specified percentage of operating margin, excluding the impact of expense related to share-based payment arrangements and the amortization of intangible assets. The established cash flow from operations and operating margin financial performance objectives are considered non-GAAP financial measures. The total revenue performance objective is based on assumed exchange rates for certain currencies and is subject to adjustment if actual rates differ from these assumed rates by five percent or more. In determining whether any financial objective has been satisfied for FY2010, the following items will be excluded: the impact of acquisitions and divestitures approved by the Company’s Board of Directors, goodwill write-offs, restructuring charges, litigation and insurance settlement charges, the impact of discontinued operations and the cumulative effect of changes in tax laws or accounting procedures. The Committee reserves the right to exercise negative discretion to limit or forego any of these exclusions as it deems appropriate. For a discussion of the EVCP, see the May 2007 Form 8-K.

The Committee determined that 75% of a participant’s target award amount will be based upon the financial performance objectives discussed above, and 25% of a participant’s target award amount will be based on individual performance objectives or the achievement of individual goals, which may be objectively or subjectively determined (the “Individual Objectives”). Individual Objectives may relate to business strategy and implementation, succession planning, retention of key employees, executive development and operational improvements. The Committee determined that each of the financial performance objectives discussed above will be weighted equally to calculate the financial component of the award, and, with respect to each financial metric and the Individual Objectives metric, payments range from 0 – 50% per metric. The target award amounts as approved by the Committee are set forth on Exhibit 99.1 of this Form 8-K.

FY10 PSU Agreement

The FY10 PSU Agreement, the form of which is filed as Exhibit 99.2 hereto, is intended for use with certain grants of PSUs to executive officers in FY2010. Each PSU represents the right to receive in the future one share of the Company’s common stock, or at the Company’s election, the value of such share, according to a formula specified in the FY10 PSU Agreement and subject to the terms and conditions of the FY10 PSU Agreement. Capitalized terms not defined in this summary are defined in the FY10 PSU Agreement.

Except as set forth below, the terms of the FY10 PSU Agreement are substantially similar to the terms of the Company’s form of Performance Share Unit Agreement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2007 (the “October 2007 Form 8-K”). The summary of such terms in the October 2007 Form 8-K is incorporated by reference herein.

Under the FY10 PSU Agreement, an executive will be granted a performance share unit award for a target number of PSUs (“Target PSUs”), and depending on the Company’s financial performance, the executive may earn up to 200% of the Target PSUs (the “Maximum PSUs”) over a performance period with three separate performance segments corresponding to three fiscal years of the Company (the “Performance Period”). Up to 25% of the Maximum PSUs may be earned in respect of the first performance segment; up to 50% of the Maximum PSUs may be earned in respect of the second performance segment, less the amount earned in the first performance segment; and up to 100% of the Maximum PSUs may be earned in respect of the third performance segment, less the aggregate amount earned in respect of the first and second performance segments.

The number of PSUs earned, according to the specified formula in the FY10 PSU Agreement, will be determined based on a comparison of the Company’s performance during each of its fiscal years ending during the Performance Period with respect to Percentage Revenue Growth and Percentage Operating Income Growth (the “Performance Goals”) as compared to the performance of specified peer companies during each such year of the Performance Period with respect to the same Performance Goals.

The foregoing description of the terms of the FY10 PSU Agreement does not purport to be complete and is qualified in its entirety by the provisions of the form of Performance Share Unit Agreement adopted by the Committee on May 13, 2009 filed as Exhibit 99.2 hereto and incorporated by reference herein.

Clawback Policy

The clawback policy generally requires any participant in the Company’s EVCP who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in a filing by the Company with the SEC to repay to the Company (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on restated financial results and (ii) the net proceeds from gains on any sale of the Company’s common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. The foregoing description of the clawback policy does not purport to be complete and is qualified in its entirety by the policy adopted by the Committee, which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009	RED HAT, INC.

	By:	/s/ Michael R. Cunningham
	Name:	Michael R. Cunningham
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Base Salaries and Target Award Amounts under Red Hat, Inc.’s Executive Variable Compensation Plan for the Fiscal Year Ending February 28, 2010

99.2	Form of Performance Share Unit Agreement adopted May 13, 2009

99.3	Clawback Policy of Red Hat, Inc. adopted May 13, 2009